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                                                                      Exhibit 21

SUBSIDIARIES




Name of Subsidiary                           State of Incorporation
------------------                           ----------------------

Velocity Express, Inc.                       Delaware

U-Ship International Ltd.                    Wisconsin

U-Ship America, Inc.                         Minnesota

Intelligent Kiosk Company                    Minnesota

Advanced Courier Services, Inc.              Minnesota

United Acquisitions, Inc.                    Minnesota

United Vehicle Leasing, Inc.                 Minnesota